BlackRock Preferred Income Strategies Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/17/06	PUBLIC STORAGE INC	8,000,000.	11,125,000

Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets, LLC; UBS Securities LLC; Raymond James & Associates, Inc.; RBC Dain Rauscher Inc.; Wells Fargo Securities, LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Charles Schwab & Co., Inc.; Credit Suisse Securities (USA) LLC; H&R Block Financial Advisors, Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities Inc.; KeyBanc Capital Markets, a division of McDonald Investments Inc.; Oppenheimer & Co. Inc.; Piper Jaffray & Co.; Robert W. Baird & Co. Incorporated; TD Ameritrade, Inc.; B.C. Ziegler and Company; BB&T Capital Markets, a division of Scott & Stringfellow, Inc.; D.A. Davidson & Co.; Davenport & Company LLC; Ferris, Baker Watts, Incorporated; Guzman & Company; J.J.B. Hilliard, W.L. Lyons, Inc.; Janney Montgomery Scott LLC; Keefe, Bruyette & Woods, Inc.; Mesirow Financial, Inc.; Morgan Keegan & Company, Inc.; Pershing LLC; Ryan Beck & Co., Inc.; Sandler, O'Neill & Partners, L.P.; Wedbush Morgan Securities Inc.; William Blair & Company, L.L.C.;

BlackRock Preferred Income Strategies Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/12/06	RENAISSANCERE HOLDINGS LTD	2,850,000,000	20,000,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

12/14/06	METLIFE INC	4,500,000,000	10,405,818

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill, Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Banc of America Securities, LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC; Guzman & Company; Samuel A. Ramirez & Company, Inc.; Muriel Siebert & Co., Inc.; Toussaint Capital Partners, LLC; The Williams Capital Group, L.P.

BlackRock Preferred Income Strategies Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/10/07	FREDDIE MAC	1,100,000,000	500,000 shares

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC

3/06/07	AMERICAN INTERNATIONAL GROUP INC	1,000,000,000	12,395,000

Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.; Banc of America Securities LLC; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Scotia Capital (USA) Inc.; Wachovia Capital Markets, LLC

3/15/07	PPL CAPITAL FUNDING INC.	500,000,000	9,125,000

Barclays Capital Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets, LLC; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC

3/26/07	CHUBB CORPORATION (THE)	1,000,000,000	9,100,000

Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Lehman Brothers Inc.; Goldman, Sachs & Co.; Banc of America Securities LLC; BNY Capital Markets, Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia

BlackRock Preferred Income Strategies Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
04/25/07	WOORI BANK	1,000,000,000	8,500,000

ABN AMRO Bank N.V.; Credit Suisse Securities (Europe) Limited; Deutsche Bank Securities Inc.; The Hongkong and Shanghai Banking Corporation Limited; Merrill Lynch International; Woori Investment & Securities Co., Ltd.; Bank of Mortreal, London Branch; ING Belgium SA/NV

04/26/07	EVEREST REINSURANCE HOLDINGS INC.	400,000,000	10,430,000

Wachovia Capital Markets, LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities Inc.; Banc of America Securities LLC; Greenwich Capital Markets, Inc.; ING Financial Markets LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC

05/03/07	ALLSTATE CORP	500,000,000	10,450,000

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co., Incorporated; Banc of America Securities, LLC; Citigroup Global Markets Inc.; Wachovia Capital Markets, LLC; BNY Capital Markets, Inc.; HSBC Securities (USA) Inc.; The Williams Capital Group, L.P.; PNC Capital Markets, LLC; SunTrust Capital Markets, Inc.; Piper Jaffray & Co.; Wells Fargo Securities, LLC

BlackRock Preferred Income Strategies Fund, Inc.

FILE #811-21286

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
05/03/07	ALLSTATE CORPORATION (THE)	500,000,000	12,775,000

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co., Incorporated; Banc of America Securities, LLC; Citigroup Global Markets Inc.; Wachovia Capital Markets, LLC; BNY Capital Markets, Inc.; HSBC Securities (USA) Inc.; The Williams Capital Group, L.P.; PNC Capital Markets, LLC; SunTrust Capital Markets, Inc.; Piper Jaffray & Co.; Wells Fargo Securities, LLC

05/03/07	COMCAST CORP	22,000,000 shares	895,000

Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; Wachovia Capital Markets, LLC; A.G. Edwards & Sons, Inc.; RBC Dain Rauscher Inc.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; J.P. Morgan Securities Inc.; ABN Amro Incorporated; BNP Paribas Securities Corp.; Barclays Capital Inc.; Bear, Stearns & Co. Inc.; H&R Block Financial Advisors, Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; HSBC Securities (USA) Inc.; J.J.B. Hilliard, W.L. Lyons, Inc.; Janney Montgomery Scott LLC; KeyBanc Capital Markets, a division of McDonald Investments Inc.; Oppenheimer & Co. Inc.; Piper Jaffray & Co.; Raymond James & Associates, Inc.; Charles Schwab & Co., Inc.; TD Ameritrade, Inc.; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, Inc.; Robert W. Baird & Co. Incorporated; William Blair & Company, L.L.C.; Crowell, Weedon & Co.; Davenport & Company LLC; D.A. Davidson & Co.; Doley Securities, LLC; Ferris, Baker Watts, Incorporated; Fixed Income Securities, LP; Guzman & Company; Jackson Securities, LLC; Jefferies & Company, Inc.; Keefe, Bruyette & Woods, Inc.; Loop Capital Markets, LLC; Mesirow Financial, Inc.; Morgan Keegan & Company, Inc.; Pershing LLC; Samuel A. Ramirez & Co., Inc.; Ryan Beck & Co., Inc.; Muriel Siebert & Co., Inc.; Stifel, Nicolaus & Company, Incorporated; Stone & Youngberg LLC; SunTrust Capital Markets, Inc.; Wedbush Morgan Securities Inc.; The Williams Capital Group, L.P.; B.C. Ziegler and Company

BlackRock Preferred Income Strategies Fund, Inc.

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TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
05/07/07	HUNTINGTON CAPITAL III	250,000,000	3,850,000

Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Credit Suisse Securities (USA) LLC; Bear, Stearns & Co. Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Sandler, O'Neill & Partners, L.P.; The Huntington Investment Company

05/14/07	NATIONWIDE FINANCIAL SERVICES	400,000,000	15,475,000

Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; UBS Securities LLC

05/22/07	STANDARD CHARTERED BANK	750,000,000	7,700,000	J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Standard Chartered Bank; Goldman, Sachs & Co; Lehman Brothers Inc.
05/23/07	CREDIT AGRICOLE	1,500,000,000	30,000,000	Calyon Securities (USA) Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Fortis Bank nv-sa
06/13/07	WEBSTER CAPITAL TRUST IV	200,000,000	3,875,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Keefe, Bruyette & Woods, Inc.; Lehman Brothers Inc.

BlackRock Preferred Income Strategies Fund, Inc.

FILE #811-21286

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
06/18/07	BNP PARIBAS GROUP	1,100,000,000	12,400,000

BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Banc of America Securities LLC; HSBC Securities (USA) Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC

06/18/07	NORTHERN ROCK PLC	650,000,000	11,150,000	Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated.
09/26/07	Royal Bank of Scotland	1,500,000	7,500,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Greenwich Capital Markets, Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Wachovia Capital Markets, LLC